UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

Mu Global Holding Limited

(Exact name of registrant as specified in its charter)

Date: April 19, 2019

Nevada	7200	30-1089215
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

5F-1., No. 106, Chang’an W. Rd., Datong Dist., Taipei City, 103 Taiwan (R.O.C.)

Issuer's telephone number: +886905153139

(Address, including zip code, and telephone number,
including area code, of registrant’s principal mailing address)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: jeff@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|
Emerging growth company |X|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act..|_|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	16,512,310	$1.00	$16,512,310	$2,001.29

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

Mu Global Holding Limited

16,512,310 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of Mu Global Holding Limited. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the OTCQB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “Mu Global Holding Limited” are offering 5,000,000 shares of our common stock and our selling shareholders are offering 11,512,310 shares of our common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor. The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Niu Yen-Yen. Ms. Niu Yen-Yen is deemed to be an underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by the Company. Ms. Niu Yen-Yen will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $1.00 for the duration of the Offering. Assuming all of the 5,000,000 shares being offered by the Company are sold, the Company will receive $5,000,000 in net proceeds. Assuming 3,750,000 shares (75%) being offered by the Company are sold, the Company will receive $3,750,000 in net proceeds. Assuming 2,500,000 shares (50%) being offered by the Company are sold, the Company will receive $2,500,000 in net proceeds. Assuming 1,250,000 shares (25%) being offered by the Company are sold, the Company will receive $1,250,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our Company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Currently, our Chief Executive Officer, Niu Yen-Yen controls approximately 56.48% of the voting power of our outstanding capital stock, directly through personal ownership and indirectly through ownership in Server Int'l Co., Ltd. Ms. Niu Yen-Yen is the controlling party of Server Int'l Co., Ltd.

The Company estimates the costs of this offering at about $36,500. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

For the duration of the offering any and all sellers of the shares being registered herein agree to provide this prospectus to potential investors in its entirety.

The proceeds from the sale of the securities sold on behalf of the Company will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

Through December 31, 2019 , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

 The date of this prospectus is _________________.

PROSPECTUS SUMMARY

In this Prospectus, “Mu Global Holding Ltd”, the “Company”, “we”, “us”, “our”, and “Mu Global” refer to Mu Global Holding Limited, unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending July 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 5, and the financial statements, before making an investment decision.

The Company

Mu Global Holding Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 4, 2018.

On June 4, 2018, Ms. Niu Yen-Yen was appointed Chief Executive Officer, President, Secretary, Treasurer and sole member of our Board of Directors.

On June 5, 2018, Mr. Hsieh Chang-Chung was appointed Chief Financial Officer.

On June 29, 2018, we, “the Company” acquired Mu Worldwide Group Limited (herein referred as the “Seychelles Company”), a company incorporated in the Republic of Seychelles. Mu Worldwide Group Limited, the Seyhelles Company, operates through its subsidiary Mu Global Holding Limited (herein referred as the “Hong Kong Company”), a company incorporated in Hong Kong.

Mu Global Holding Limited, the Hong Kong Company, operates through its wholly owned subsidiary, Mu Global Health Management (Shanghai) Limited, (herein referred as the “Shanghai Company”), a company incorporated in Shanghai, People Republic China.

All of the businesses mentioned in the above two paragraphs share the same business plan.

Mu Global Holding Limited is an early stage wellness and beauty supply services company, which intends to offer customers a wide range of trusted non-surgical spa services and quality spa care products.

The Company's mailing address is 5F-1., No. 106, Chang'an W. Rd., Datong Dist., Taipei City, 103 Taiwan (R.O.C).

Our current activities have been limited to the planning and development of our future business operations.

We believe we need to raise $5,000,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 5,000,000 shares of our common stock and intend to use the proceeds from this offering to further develop and market our health program. There is uncertainty that we will be able to sell any of the 5,000,000 shares being offered herein by the Company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at about $36,500.00, are being paid for by the Company.

Our budgetary allocations may vary depending upon the percentage of proceeds that we obtain from this offering. For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. During the 12 months following the completion of this offering, we intend to continue our current business plan and increase our current level of operations.

Our Offering

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 58,505,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Through this offering we will register a total of 16,512,310 shares. These shares represent 5,000,000 additional shares of common stock to be issued by us and 11,512,310 shares of common stock by our selling stockholders. We may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $1.00 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the Company. The same idea applies if the Company approaches or is approached by investors who then subsequently decide to invest with the Company. Those proceeds would then go to the Company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the Company.

*We will notify investors by filing a post-effective amendment to our registration statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

5,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	11,512,310 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times for the duration of the offering. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	58,505,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	63,505,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $1.00 per share for the duration of the offering.

Use of Proceeds	We intend to use the gross proceeds to us for funding of day to day operations, hiring and training staff, marketing, and payment of ongoing reporting requirements.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 16,512,310 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Niu Yen-Yen will sell the 5,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering costs to be approximately $36,500.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Currently, our Chief Executive Officer, Niu Yen-Yen controls approximately 56.48% of the voting power of our outstanding capital stock, directly through personal ownership and indirectly through ownership in Server Int'l Co., Ltd. Ms. Niu Yen-Yen is the controlling party of Server Int'l Co., Ltd.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

The safety and effectiveness of our services, and possible future products, are not subject to clinical testing.

The safety and effectiveness of our services, and possible future products, are not subject to clinical testing and the various governmental regulatory bodies overseeing the promotion and sale of our products and services in our target markets have not verified any of the positive health benefits that we attribute to these services, and that any claim of health benefits that we make with respect to these products and services has not been independently substantiated and therefore they may not produce the positive health benefits that we ascribe to them.  If our products and services are deemed not be safe or effective or if these products and services are clinically tested and found not to provide the health benefits that we ascribe to them, this could have material adverse effects on our business, revenues, operating results and prospects, resulting in a possible failure of our business and a loss of investment.

Competition from both large, established industry participants and new market entrants may negatively affect our current and future results of operations.

We face vigorous competition from companies throughout the world, including large multinational health and wellness companies. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt quicker to changes in customer requirements and reach customers easier from all over the globe. If we are unable to continue to compete effectively on a global basis, it could have an adverse impact on our business, results of operations and financial condition.

Changes in customer expectation in our industry and market may materially affect the results of our operations.

The risk of not meeting our customer expectations may result in a shift in market shares. Our customers may not be satisfied with the services we deliver, therefore there is a possibility that they will choose services offered by our competitors. This may result in lower sales revenue and market share.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending for the health and beauty services we provide, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

“Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, there is the possibility that you may lose all or part of your investment.

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically a net loss, the company has generated minimal revenue, and other adverse key financial ratios.

Due to the Company operating as a going concern, and there is a possibility that we may never be profitable, and there is the possibility that you may lose all or part of your investment.”

Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Substantially all of our assets and operations are located in China. Accordingly, our business, financial condition, results of operations and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy, and the rate of growth has been slowing since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, lead to reduction in demand for our services and adversely affect our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustment, to control the pace of economic growth. These measures may cause decreased economic activity in China, which may adversely affect our business and operating results.

Uncertainties with respect to the PRC legal system and changes in laws and regulations in China could adversely affect us.

We conduct our business primarily through our PRC subsidiary in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiary is subject to laws and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value. In addition, any new or changes in PRC laws and regulations related to foreign investment in China could affect the business environment and our ability to operate our business in China.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business and results of operations.

Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such unpredictability towards our contractual, property and procedural rights could adversely affect our business and impede our ability to continue our operations.

Due to the fact that a small number of existing shareholders own a large percentage of the Company’s voting shares, future investors will have minimal influence over existing shareholder decisions.

Existing management has significant share ownership in the Company and will retain control of the Company in the future. As a result of such ownership concentration, our sole officer and director will have significant influence over the management and affairs of the Company and its business. It will also exert considerable, ongoing influence over matters subject to shareholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of the Company. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, even if such a transaction would benefit other shareholders.

The success of our business will depend upon our ability to create brand awareness.

The market for wellness and beauty is already highly competitive, with many well-known brands leading the industry.  Our ability to compete effectively and generate revenue will be based upon our ability to create awareness of the products and services distinct from those of our competitors. However, advertising and packaging and labeling of such products and services will be limited by various regulations. We believe that based upon our research that our products and services promote health benefits.  Our success will be dependent upon our ability to convey this to consumers.

We lack risk management methods, our business, reputation and financial results may be adversely affected.

We currently do not have methods to identify, monitor and manage risks with respect to our wellness and beauty products and services business. If any of such risks were to materialize, our business, reputation, financial condition and operating results could be materially and adversely affected. In addition, our insurance policies may not provide adequate coverage.

Our officers and director have other business interests, which may limit the amount of time they can devote to our company and potentially create conflicts of interest.

Our officers and director, Niu Yen-Yen and Hsieh Chang-Chung have other business interests, which may lead to periodic interruptions of our business operations. Our officers and director can dedicate approximately 30 hours per week to the operation of our Company.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to these compliance activities.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate continuous income stream.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favourable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could lead to a slowdown in our growth.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

 We are a company incorporated under the laws of the Nevada, we conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all our senior executive officers reside within China for a significant portion of the time. As a result, it may be difficult for you to effect service of process upon us or those persons inside mainland China. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors as none of them currently resides in the United States or has substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the Nevada or the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

We may rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a Nevada holding company and we rely principally on dividends and other distributions on equity from our PRC subsidiary for our cash requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders for services of any debt we may incur. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Under PRC laws and regulations, our PRC subsidiary is a wholly foreign-owned enterprise may pay dividends only out of its respective accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to a staff welfare and bonus fund. These reserve fund and staff welfare and bonus fund cannot be distributed to us as dividends.

Our PRC subsidiary generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As result, any restriction on currency exchange may limit the ability of our PRC subsidiary to use its Renminbi revenues to pay dividends to us.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by State Administration of Foreign Exchange, or SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC subsidiary to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General economic conditions;

• The demand for our services;

• Our ability to retain, grow our business and attract new clients;

• Administrative costs;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our Officers and Directors lack experience in the reporting and disclosure obligations of publicly-traded companies.

The lack of reporting and disclosure experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officers’ and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements. Investors relying upon this misinformation may make an uninformed investment decision. If we could not provide reliable financial reports, our business and operating results could be harmed, investors could lose confidence in our reported financial information. This could result in the trading price of our common stock to drop significantly and result in a loss of some or all of your investment.

If we fail to maintain a quality service and value, our sales are likely to be negatively affected.

Our success depends on the safety and hygiene product that we produce through our in house manufacturing company. Our future customers will identify our product with a certain level of quality and value. If we could not meet this perceived value or level of quality, we may be negatively affected and our operating results may suffer.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China's foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of IMF completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, Renminbi is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in Renminbi. Under our current corporate structure, our Nevada holding company primarily relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of SAFE by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC subsidiary in China may be used to pay dividends to our company. However, approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. As a result, we need to obtain SAFE approval to use cash generated from the operations of our PRC subsidiary to pay off their respective debt in a currency other than Renminbi owed to entities outside China, or to make other capital expenditure payments outside China in a currency other than Renminbi.

In light of the flood of capital outflows of China, the PRC government may from time to time impose more restrictive foreign exchange policies and step up scrutiny of major outbound capital movement. More restrictions and substantial vetting process may be required by SAFE or other government authorities to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Certain PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise and involves any of the following circumstances: (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. We do not expect that this offering will trigger MOFCOM pre-notification under each of the above-mentioned circumstances or any review by other PRC government authorities, except as disclosed in "Risk Factors—Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval." Moreover, the Anti-Monopoly Law promulgated by the Standing Committee of the NPC which became effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by MOFCOM before they can be completed. In addition, PRC national security review rules that became effective in September 2011 require acquisitions by foreign investors of PRC companies engaged in military related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition. We may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Company, replacing earlier rules promulgated in 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas-listed company, and complete certain other procedures. In addition, an overseas-entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of not less than one year and who have been granted options will be subject to these regulations when our company becomes an overseas-listed company upon the completion of this offering. Failure to complete SAFE registrations may subject them to fines of up to RMB300,000 for entities and up to RMB50,000 for individuals, and legal sanctions and may also limit our ability to contribute additional capital into our PRC subsidiary and limit our PRC subsidiary's ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See "Regulation—Regulations Relating to Foreign Exchange—Regulations on Stock Incentive Plans."

In addition, the State Administration of Taxation, or SAT, has issued certain circulars concerning employee share options and restricted shares. Under these circulars, our employees working in China who exercise share options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee share options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC government authorities.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, issued by SAT in 2009 with retroactive effect from January 1, 2008, where a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by disposition of the equity interests of an overseas holding company, or an Indirect Transfer, and such overseas holding company is located in a tax jurisdiction that: (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the non-resident enterprise, being the transferor, shall report to the competent tax authority of the PRC resident enterprise this Indirect Transfer.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or SAT Circular 7. SAT Circular 7 supersedes the rules with respect to the Indirect Transfer under SAT Circular 698, but does not touch upon the other provisions of SAT Circular 698, which remain in force. SAT Circular 7 has introduced a new tax regime that is significantly different from the previous one under SAT Circular 698. SAT Circular 7 extends its tax jurisdiction to not only Indirect Transfers set forth under SAT Circular 698 but also transactions involving transfer of other taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 provides clearer criteria than SAT Circular 698 for assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a "substance over form" principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

In October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Circular 37. Effective December 2017, SAT Circular 37, among others, repealed the Circular 698 and amended certain provisions in SAT Circular 7. According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the Enterprise Income Tax, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. However, if the non-resident enterprise voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares in our company by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If our officers and director should resign or die without immediate replacements, our operations will be suspended or will cease. If that should occur, you could lose your entire investment.

We have two officers and one director. We are entirely dependent upon them to conduct our operations. If they should resign or die, there will be no one to run our operations. Further, we do not have key man insurance. If that should occur, until we find other person(s) to run our Company, then our operations will be suspended or cease entirely. In that event it is possible you could lose your entire investment.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An “emerging growth company” can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to follow the extended transition period, and as a result, we will delay adoption of certain new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) to have our common stock quoted on the OTCMarkets.com OTC Marketplace. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may, in the future, issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 600,000,000 shares of common stock, of which 58,505,000 shares are issued and outstanding as of the date of this filing. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 200,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

Our securities have no prior market and an active trading market may not develop, which may cause our common stock to trade at a discount from the initial public offering price.

Prior to this offering there has been no public market for our common stock. The initial public offering price for our common stock will be determined through negotiations between us and the representatives of the underwriters and may not be indicative of the market price of our common stock after this offering. If you purchase shares of our common stock, you may not be able to resell those shares at or above the initial public offering price. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market on or otherwise or how liquid that market might become. An active public market for our common stock may not develop or be sustained after the offering. If an active public market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you, or at all.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 and will be substantial, which may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

 Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Mu Global Holding Limited, or a subsidiary of the Company and held in our corporate bank account or that of our subsidiary if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Chief Executive Officer and Member of our Board of Directors Niu Yen-Yen does not have any prior experience conducting a best effort offering, and our best efforts offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Ms. Niu Yen-Yen does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

We may be subject to the penny stock rules which will make shares of our common stock more difficult to sell.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Niu Yen-Yen, who will receive no commissions. There is no guarantee that she will be able to sell any of the shares. Unless she is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCMarkets.com OTC Marketplace. The OTC Marketplace is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTC Marketplace is not an issuer listing service, market or exchange. Although the OTC Marketplace does not have any listing requirements per se, to be eligible for quotation on the OTC Marketplace, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTC Marketplace that become delinquent in their required filings will be removed following a 30 to 60-day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without adequate revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this offering is about $36,500. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Marketplace. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Marketplace.

Our stock price may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at, or above, the initial public offering price and the price of our common stock may fluctuate significantly.

After this offering, the market price for our common stock is likely to be volatile, in part because our shares have not been traded publicly. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

  changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the leisure travel environment;
  changes in key personnel;
  entry into new geographic markets;
  actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;
  fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;
  the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;
  announcements relating to litigation;
  guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;
  changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;
  the development and sustainability of an active trading market for our common stock;
  future sales of our common stock by our officers, directors and significant stockholders; and
  changes in accounting principles.

These and other factors may lower the market price of our common stock regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the initial public offering price.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

MU GLOBAL HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

As of July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

As of July 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	106,417
Prepayment and deposit	7,954
Subscription receivables	800,000
Total Current Assets	914,371

TOTAL ASSETS	$914,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	9,000
Due to related parties	28,682
Total Current Liabilities	37,682

TOTAL LIABILITIES	$37,682

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 58,505,000 shares issued and outstanding as of July 31, 2018	5,851
Additional paid in capital	900,554
Accumulated losses	(29,716)
TOTAL SHAREHOLDERS’ EQUITY	$876,689

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$914,371

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the period ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the period ended July 31, 2018

REVENUE	$-

COST OF REVENUE	$-

GROSS PROFIT	$-

OTHER INCOME	$50

GENERAL AND ADMINISTRATIVE EXPENSES	$(29,766)

LOSS BEFORE INCOME TAX	$(29,716)

INCOME TAX PROVISION	$-

NET LOSS	$(29,716)

Net loss per share, basic and diluted:	$(0.0013)

Weighted average number of common shares outstanding – Basic and diluted	23,553,017

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

As of January 31, 2019(Unaudited) and July 31, 2018 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of January 31, 2019 (Unaudited)	As of July 31, 2018 (Audited)
ASSETS
CURRENT ASSETS
Other receivables	4,727	-
Subscription receivables	-	800,000
Cash and cash equivalents	341,018	106,417
Prepayment and deposit	101,054	7,954
Total Current Assets	446,799	914,371

NON-CURRENT ASSETS
Property, plant and equipment, net	303,653	-
	303,653	914,371

TOTAL ASSETS	$750,452	$914,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	27,413	9,000
Due to related parties	128,045	28,682
Total Current Liabilities	155,458	37,682

TOTAL LIABILITIES	$155,458	$37,682

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 58,505,000 shares issued and outstanding as of January 31, 2019 and July 31, 2018	5,851	5,851
Additional paid in capital	900,554	900,554
Accumulated other comprehensive income	21,520	-
Accumulated losses	(332,931)	(29,716)
TOTAL SHAREHOLDERS’ EQUITY	$594,994	$876,689

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$750,452	$914,371

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the six months and three months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Six months ended January 31, 2019	Three months ended January 31, 2019

REVENUE	$3,631	$3,631

COST OF REVENUE	$(1,087)	$(1,087)

GROSS PROFIT	$2,544	$2,544

OTHER INCOME	$25	$3

SELLING AND MARKETING EXPENSES	(18,227)	(18,227)

GENERAL AND ADMINISTRATIVE EXPENSES	$(287,557)	$(228,736)

LOSS BEFORE INCOME TAX	$(303,215)	$(244,416)

INCOME TAX PROVISION	$-	$-

NET LOSS	$(303,215)	$(244,416)

OTHER COMPREHENSIVE INCOME
-Foreign currency translation adjustment	21,520	$23,926

COMPREHENSIVE LOSS	$(281,695)	$(220,490)

Per share, basic and diluted:	$(0.0048)	$(0.0038)

Weighted average number of common shares outstanding – Basic and diluted	58,505,000	58,505,000

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

·	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

·	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

·	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

·	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

·	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

·	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

·	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

·	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

·	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

·	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of operations from June 4, 2018 to July 31, 2018

Revenues

From the Company’s date of inception, June 4, 2018, to the year ended July 31, 2018, the Company has yet to generate any revenues.

Net Loss

From the Company’s date of inception, June 4, 2018, to the year ended July 31, 2018, the Company has incurred a net loss of $29,716.

Liquidity and Capital Resources

As of July 31, 2018, we had cash and cash equivalents of $106,417. We had positive operating cash flows due to minimal operating activity, and we expect increased levels of operations going forward will result in more significant cash flow and in turn working.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception June 4, 2018, to the year ended July 31, 2018, we have met these requirements primarily by sales of our common stock.

Cash Used In Operating Activities

From the Company's date of inception, June 4, 2018 to the year ended July 31, 2018, we had generated $12 in cash used in operating activities which was the result of funds provided by a related party and other payables and accrued liabilities

Cash Provided By Financing Activities

From our date of inception June 4, 2018, to the year ended July 31, 2018, net cash provided by financing activities was $106,405 and was the result of monies collected from the sales of our common stock.

On June 4, 2018, our Chief Executive Officer, Ms. Niu Yen-Yen purchased 100,000 shares of restricted common stock of the Company at par value of $0.0001 per share. The monies from this transaction, which totalled $10, went to the Company to be used as initial working capital.

On July 6, 2018, Ms. Niu Yen-Yen and Server Int’l Co., Ltd. purchased 25,000,000 and 11,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $3,600, went to the Company to be used as initial working capital. Server Int’l Co., Ltd. is controlled entirely by Ms. Niu Yen-Yen.

On July 7, 2018, Chang Chun-Ying and Chang Su-Fen purchased 4,300,000 and 5,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $930, went to the Company to be used as initial working capital.

On July 9, 2018, GreenPro Asia Strategic SPC and GreenPro Venture Capital Limited, purchased 2,835,000 and 2,165,000 restricted shares of common stock of the Company, respectively, at par value of $0.0001 per share. The monies from these transactions, which totalled $500, went to the Company to be used as initial working capital.

From July 9, 2018 to July 10, 2018 the Company sold a total of 2,150,000 shares of restricted common stock to three non-US residents. Shares were sold at par value, $0.0001 per share. Total proceeds from these shares totalled $215 and went to the Company to be used as initial working capital.

On July 11, 2018 the Company sold a total of 710,000 shares of restricted common stock to two non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $21,300 and went to the Company to be used as initial working capital.

On July 25, 2018 the Company sold a total of 995,000 shares of restricted common stock to ten non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $29,850 and went to the Company to be used as initial working capital.

On July 26, 2018 the Company sold 250,000 shares of restricted common stock to one non-US resident at a price of $0.20 per share. Total proceeds from these sales of shares totalled $50,000 and went to the Company to be used as initial working capital.

On July 31, 2018 Dezign Format Pte Ltd and Cheng Young-Chien each purchased 2,000,000 restricted shares of common stock of the Company, at $0.20 per share, for total consideration of $800,000. Proceeds went to the Company to be used as initial working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

As of July 31, 2018 the Company had sold common stock amounting to total sales of $906,405 but, as of July 31, 2018, only collected $106,405 of the proceeds from such sales. As of the date of this Registration Statement the remaining $800,000 have since been collected by the Company.

Limited Operating History

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up stages of our operation(s) and have generated no revenue to date. We cannot guarantee we will be successful in carrying out our business plan. Our business is subject to risks inherent in the establishment of a new business enterprise, including, but not limited to, limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of July 31, 2018, the Company suffered operating losses and had an accumulated deficit of $29,716. The continuation of the Company as a going concern through July 31, 2018 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash needed to meet the Company's obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

For the six months ended January 31, 2019

Revenues

For the six months ended January 31, 2019, the Company has generated revenues amounting to $3,631. The company started to generate revenue in the month of January 31, 2019. The revenue represented income from wellness and beauty services provided to customers via shanghai outlets.

Cost of Revenue and Gross Margin

For the six months ended January 31, 2019, cost incurred arise in providing wellness and beauty services is $1,087 and generate a Gross profits the for the six months ended January 31, 2019, were $2,544 as the company start the outlet operation in the month of January 31, 2019.

Selling and marketing expenses

For the six months ended January 31, 2019, we had incurred marketing expenses in the amount of $18,227. These expenses comprised of advertisement expenses on wechat, mobile apps and public research on the market.

General and administrative expenses

For the six months ended January 31, 2019, we had incurred general and administrative expenses in the amount of $287,557.These expenses are comprised of salary, allowance, professional fees, consultancy fee for IT and system management, office and outlet operation expenses and depreciation.

Net loss

Our net loss for six months ended January 31, 2019, was $303,215. The net loss mainly derived from the general and administrative expenses incurred.

Liquidity and Capital Resources

As of January 31, 2019, we had cash and cash equivalents of $341,018. We expect increased levels of operations going forward will result in more significant cash flow and in turn working.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. During the six month period ended January 31, 2019, we have met these requirements primarily from the receipt of subscription receivable.

Cash Used in Operating Activities

Net cash used in operating activities was $262,479 for the six months ended January 31, 2019. The cash used in operating activities was mainly for payment of general and administrative expenses.

Cash Used in Investing Activities

Net cash used in investing activities is $325,061 for the six months ended January 31,2019 .The cash used in investing activities was mainly for payment of purchase of lease improvement, computer hardware and software and equipment.

Cash Provided by Financing Activities

Net cash provided by financing activities were $800,000 for the six months ended January 31, 2019 .The cash provided by financing activities was contributed from the subscription receivable.

Limited Operating History

We have no historical financial information upon which to base an evaluation of our performance. We are in a start-up stages of our operation(s) and have generated no revenue to date. We cannot guarantee we will be successful in carrying out our business plan. Our business is subject to risks inherent in the establishment of a new business enterprise, including, but not limited to, limited capital resources and possible cost overruns due to price and cost increases in services and products.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Going Concern Uncertainties

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of January 31, 2019, the Company suffered operating losses and had an accumulated deficit of $332,931. The continuation of the Company as a going concern through January 31, 2019 is dependent upon improving the profitability and the continuing financial support from its stockholders. Management believes the existing shareholders or external financing will provide the additional cash needed to meet the Company's obligations as they become due.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements included herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result in the Company not being able to continue as a going concern.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Wellness and Beauty Industry

MU Global Holding Limited shares the same business plan of its subsidiaries, which is to operate in the Wellness and Beauty Industry. The global wellness economy was worth $4.2 trillion in 2017, representing 5.3% of global economic output, according to the Global Wellness Institute. 1 The wellness economy grew from $3.7 trillion to $4.2 trillion, or by 6.4% annually from 2015- 2017, a growth rate nearly twice as fast as the global economic growth (3.6%).2 Facing longer lifespans, rising chronic disease, stress, and unhappiness, wellness has become essential in our lives.3 People are re-examining their lives and refocusing on what makes them well. The wellness economy mirrors those shifting priorities, alongside a growing recognition of the critical impact of external environments on our health and wellbeing.

The Global Wellness Institute started tracking the wellness economy sectors ten years ago, and they observed accelerating consumer spending on wellness and rapid adoption of all kinds of wellness-related behaviors and lifestyles. A wellness-mindset began to permeate the global consumer consciousness and affected people’s daily routines and decision making, including food purchases and the way food was cooked and eaten; mitigating stress and mental wellness; incorporating movement into daily activities; and environmental consciousness. 4 Wellness as a holistic concept is now more broadly understood and adopted all around the world, and there is no sign that this movement is slowing down.

According to the Global Wellness Institute’s research, the growth projection of spa facilities from 2017 – 2022 is projected at 6.4% annual growth rate and is expected to grow from $93.2 billion in year 2017 to $127.6 billion in 2022. 5 The main drivers of the spa industry are rising incomes, rapid growth of wellness tourism, and increasing consumer propensity to spend on all things related to wellness. Many consumers now regard massage and hydrotherapy as treatments for daily stress and chronic pain.

China is well-known for its long history in wellness and health across the world, focusing on disease precaution. As the expansion in health awareness improves and citizen’s living standards increase, market growth is projected to surge by 20% - 30%.6 According to the Press Conference of 2017 Wellness Industry Forum & 2018 International Wellness Industry Expo held in Guangzhou China, the market size of the wellness and health industry was estimated at 4 trillion yuan ($595 billion) in 2016 and is expected to increase to 8 trillion yuan ($1.19 trillion) in 2020.7

The above information can all be found at:

Global Wellness Institute: https://globalwellnessinstitute.org/press-room/press-releases/wellness-now-a-4-2-trillion-global-industry/

International Wellness Industry Expo: http://www.cnwie.com/article/show_article.php?id=190

[1]	Global Wellness Institute; see the section titled “Economic context:”

[2]	Global Wellness Institute; see the section titled “Economic context:”

[3]	Global Wellness Institute; see the section titled “Growth Projections, 2017-2022”

[4]	Global Wellness Institute; see the section titled “Wellness Economy Sectors, 2015 and 2017”

[5]	Global Wellness Institute; see the section titled “Spa Industry:”

[6]	International Wellness Industry Expo; see paragraph 2
[7]	International Wellness Industry Expo; see paragraph 3

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

Mu Global Holding Limited, a Nevada corporation (“the Company”) was incorporated under the laws of the State of Nevada on June 4, 2018.

On June 4, 2018, Ms. Niu Yen-Yen was appointed Chief Executive Officer, President, Secretary, Treasurer and sole member of our Board of Directors.

On June 4, 2018, our Chief Executive Officer, Ms. Niu Yen-Yen purchased 100,000 shares of restricted common stock of the Company at par value of $0.0001 per share. The monies from this transaction, which totalled $10, went to the Company to be used as initial working capital.

On June 5, 2018, Mr. Hsieh Chang-Chung was appointed Chief Financial Officer.

On June 29, 2018, we, “the Company” acquired Mu Worldwide Group Limited (herein referred as the “Seychelles Company”), a company incorporated in the Republic of Seychelles. Mu Worldwide Group Limited, the Seyhelles Company, operates through its subsidiary Mu Global Holding Limited (herein referred as the “Hong Kong Company”), a company incorporated in Hong Kong.

Mu Global Holding Limited, the Hong Kong Company, operates through its wholly owned subsidiary, Mu Global Health Management (Shanghai) Limited, (herein referred as the “Shanghai Company”), a company incorporated in Shanghai, People Republic China.

All of the businesses mentioned in the above two paragraphs share the same business plan.

Mu Global Holding Limited is an early stage wellness and beauty supply services company, which intends to offer customers a wide range of trusted non-surgical spa services and quality spa care products.

On July 6, 2018, Ms. Niu Yen-Yen and Server Int’l Co., Ltd. purchased 25,000,000 and 11,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $3,600, went to the Company to be used as initial working capital. Server Int’l Co., Ltd. is controlled entirely by Ms. Niu Yen-Yen.

On July 7, 2018, Chang Chun-Ying and Chang Su-Fen purchased 4,300,000 and 5,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $930, went to the Company to be used as initial working capital.

On July 9, 2018, GreenPro Asia Strategic SPC and GreenPro Venture Capital Limited, purchased 2,835,000 and 2,165,000 restricted shares of common stock of the Company, respectively, at par value of $0.0001 per share. The monies from these transactions, which totalled $500, went to the Company to be used as initial working capital.

From July 9, 2018 to July 10, 2018 the Company sold a total of 2,150,000 shares of restricted common stock to three non-US residents. Shares were sold at par value, $0.0001 per share. Total proceeds from these shares totalled $215 and went to the Company to be used as initial working capital.

On July 11, 2018 the Company sold a total of 710,000 shares of restricted common stock to two non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $21,300 and went to the Company to be used as initial working capital.

On July 25, 2018 the Company sold a total of 995,000 shares of restricted common stock to ten non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $29,850 and went to the Company to be used as initial working capital.

On July 26, 2018 the Company sold 250,000 shares of restricted common stock to one non-US resident at a price of $0.20 per share. Total proceeds from these sales of shares totalled $50,000 and went to the Company to be used as initial working capital.

On July 31, 2018 Dezign Format Pte Ltd and Cheng Young-Chien each purchased 2,000,000 restricted shares of common stock of the Company, at $0.20 per share, for total consideration of $800,000. Proceeds went to the Company to be used as initial working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On August 16, 2018, the Hong Kong Company incorporated MU Global Health Management (Shanghai) Limited, a wholly owned subsidiary of which incorporated in Shanghai, People Republic of China.

From August 1, 2018 to December 13, 2018, Ms. Niu Yen-Yen, the sole director and CEO of the Company has transferred 1,557,800 shares of common stock to 11 non-US residents.

Overview

MU Global Holding Limited, the US Company, operates through its wholly owned subsidiary, MU Worldwide Group Limited, a Seychelles Company; which operates through its wholly owned subsidiary, MU Global Holding Limited, a Hong Kong Company; which operates through its wholly owned subsidiary, MU Global Health Management (Shanghai) Limited, a Shanghai Company. The US, Seychelles and Hong Kong Companies act solely for holding purposes whereas all current and future operations in China are planned to be carried out via MU Global Health Management (Shanghai) Limited, the Shanghai Company. The purpose of the Hong Kong Company is to function as the current regional hub of the Company. At present, we have a physical office in Shanghai with an address of A310, No. 2633, Yan'an West Road, Changning District, Shanghai City, 200050 People Republic China, in which renovation has completed in October 2018 and the Company has commenced business operations from the office. In addition, we also have a physical outlet in Shanghai with address of 203, No. 193 Luo Jin Hui South Road, Minhang District, Shanghai City, 201103, People Republic China in which renovation completed in January 2019 and we have started to provide our services to customers in Shanghai. In the future, we do not have definitive plans for which markets intend to expand to, but we base our operations out of our Shanghai location, as we prepare for future unidentified expansion efforts.

All of the previous entities share the same exact business plan with the goal of developing and providing wellness and beauty services to our future clients. We aim to promote improved overall health and beauty in our clients through a holistic detoxification method. We will, at least initially, primarily focus our efforts on attracting customers in China. We have intentions, but no definitive plans or timelines, to expand to Singapore, Malaysia, Hong Kong, and Middle Eastern countries in the coming years, and subsequently we intend to make efforts to expand throughout Asia. We anticipate spending a substantial amount in marketing and advertising in the coming year.

Our Service - Bedrock Bathing Therapy

Bedrock Bathing is a method of keeping the body in shape that involves bathers wearing indoor clothing while lying down on a heated slab of rocks embedded on a spa treatment bed without using hot water. The original name for this rock bathing is ‘Ganban’yoku’, and it originated from Japan as the term for a popular form of hot stone or bedrock spa. It is also referred to as “stone-bathing”, but there is no actual bathing or water involved.

It is our belief that the effects of bedrock bathing are numerous and both aesthetic and metabolic. Furthermore, the rocks selected for this treatment are believed to provide many health benefits when they are heated. The five stones we intend to use are: Black Silica Stone, Radium Stone, Far Infrared Stone, Negative Ion Stone and Beitou Stone. On average we believe that each bath will take close to thirty minutes.

The Company believes that bedrock bathing treatments will assist in the elimination of suboptimal health conditions caused by polluted environments, unhealthy dietary intake and unhealthy lifestyles. The detoxification process is believed to improve general bodily functions, promote blood circulation, alleviate pain, jump-start a flagging immune system, deodorize, and yield visible skin improvement. The treatment is also believed to improve basal metabolism, making the body more efficient in utilizing energy, which can result in sustainable weight-loss. Prolonged proper treatments have also been linked to miscellaneous anti-aging benefits.

Our pricing needs to offer a cost structure that gives customers the innovation, flexibility and service that they demand at a price and terms they are willing to pay. In order to provide flexible service, we intend to segment our service into three different tiers: Flagship, Luxury and Refined. Through this model, the first level, Flagship branch, will target high-end clients with premium pricing packages. Luxury branch will target middle class individuals. Refined branch will aim to attract small budget customer.

The Company has finalized the pricing models and begins offering bedrock bathing services in the Shanghai outlet started in January 2019. We created pricing packages for each tier of service which include option for subscription-based treatments and pay per services. This will allow customers an option of purchasing our treatments at a discounted price if they purchase in bundle or pay per services at normal price. The bundle comprised of 3 different number of visit per bundle i.e. 10 times visit package, 20 times visit package and 30 times visit package. We also implement a member database for our bedrock bathing centre. Customers can join our membership at a fee to enjoy our services at member price.. In addition to that, the Company also allows customers to purchase the services package via online and WeChat.

Demand

One of the primary contributing factors to the increasing demand for our treatments is the rise in demand for cosmetics and personal care within China. The income of middle-class families within China is increasing, therefore their spending power is increasing as is their consumption. In line with global trends, China’s urban middle class has been experiencing a change in personal health care. Consumers are becoming more and more health conscious, causing the market for beauty products to experience a stage of growth. At MU Global we intend to cater to this growing population of health-conscious consumers by offering what we believe are high quality spa treatments designed to improve health and appearance. The below chart illustrates the growth of cosmetics and personal care in China as well as the anticipated growth of the industry over the next few years.

Source: The Statistia : https://www.statista.com/outlook/70000000/117/cosmetics-personal-care/china

Currently, China has the second largest cosmetic market in the world, and this creates a great business opportunity for companies operating in the wellness and beauty industry such as ourselves to offer our treatments to a country that is experiencing increasing demand for improving overall body wellness. The chart below provides a global comparison of revenue generated through cosmetics and personal care.

Source: The Statistia : https://www.statista.com/outlook/70000000/117/cosmetics-personal-care/china#market-globalRevenue

Marketing

While our marketing plans have not yet been determined in full, we do have tentative plans to penetrate the marketplace and attract customers by building our brand image through print ads, and possibly online paid advertisements to create brand awareness. We plan to develop a corporate website, although we do not have any definitive timeline in place to do so, which will introduce the bedrock bathing treatment to prospective clients. We intend to market our services through this corporate website and utilize search engine marketing to improve the number of consumers who can find and view our future website.

The global presence social media has provided is an invaluable resource. As we begin to grow and expand our operations and create brand awareness, we intend to use social media to reach and engage our customers. We intend to create social media pages, such as a Weibo Page, in the future in order to promote our services, however we do not have any definitive plans for how we will manage or grow our social media presence at this time.

All of the above marketing plans have not yet been determined in sufficient detail to outline at this time and remain under development.

Competition

It should be noted that the Company is operating in a highly competitive market and fierce competition exists in the form of multinational companies with far greater brand awareness and greater resources. Although there are numerous alternative brands to our own, we intend to distinguish ourselves by creating a strong relationship with our clients and by ensuring our commitment to provide exceptional service. We believe that we will have competitive strengths that will allow us to effectively compete in this market. It is our intention to create competitive strengths via our future pricing model, and the quality of our service when we begin operations. Our success is dependent upon our ability to continually innovate and position ourselves at the forefront of a cluttered and competitive industry.

Future

In the future, we have unidentified plans to acquire and begin operating out of additional locations in key cities throughout Asia over the course of 2019, although this timeline may change depending on the results of our operations. We have unspecified plans to expand, at least initially, into Beijing, Tianjin, Shenzhen, Guangzhou, Xiamen, Singapore, Kuala Lumpur, Hong Kong and Middle East countries via both franchising and company owned outlets. At present, we do not have sufficient labor force, and we will need to hire staff for our Shanghai location initially. It will also be necessary for us to acquire office space from which we can conduct operations, have meetings with potential clients, and store acquired inventory.

Future development of our operations and expansion activities will require intensive research, development and testing so we can accurately determine a concrete timeline and determine an appropriate budget for these future activities. We may also evaluate potential acquisitions in the future which we feel may have some synergy with our current operations.

Our expansion strategy going forward will revolve around forming partnerships with local companies in various countries that may be willing to cooperate with us or promote our business to their own customers. We believe that by forging strategic relationships and partnerships we can expand our operations at a greater pace and with greater certainty than we would if we tried to expand on our own.

Employees

We have 4 employees as of the date of this prospectus, including our officers and director, Ms. Niu Yen-Yen and Mr. Hsieh Chang-Chung. They currently devote approximately 30 hours per week to Company matters. After receiving funding, Ms. Niu and Mr. Hsieh plan to devote as much time as the Board of Directors determines is necessary for them to manage the affairs of the Company. As our business and operations increase, we plan to hire full time management and administrative support personnel.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis, of which no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company. There is no assurance that we will raise the full $5,000,000 as anticipated.

If 5,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$1,489,500
Marketing	$1,489,500
Hiring and Training Staff	$1,986,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$5,000,000

If 3,750,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$1,114,500
Marketing	$1,114,500
Hiring and Training Staff	$1,486,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$3,750,000

If 2,500,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$739,500
Marketing	$739,500
Hiring and Training Staff	$986,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$2,500,000

If 1,250,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Funding of Day to Day Operations	$364,500
Marketing	$364,500
Hiring and Training Staff	$486,000
Payment for ongoing Reporting Requirements	$35,000
TOTAL	$1,250,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing ratio should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $36,500. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCQB concurrently with the filing of this prospectus. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The following table illustrates the dilution to the purchasers of the common stock in this offering.

Note: “Net increase to original shareholder” below is based upon a par value of $0.0001.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering)	(75% of the shares are sold in the offering)	(100% of the shares are sold in the offering)
Offering Price Per Share	$1.00	$1.00	$1.00	$1.00
Book Value Per Share Before the Offering	$0.0150	$0.0150	$0.0150	$0.0150
Book Value Per Share After the Offering	$0.0356	$0.0554	$0.0743	$0.0925
Net Increase to Original Shareholder	$0.0206	$0.0404	$0.0593	$0.0776
Decrease in Investment to New Shareholders	$0.9644	$0.9446	$0.9257	$0.9075
Dilution to New Shareholders (%)	96.44%	94.46%	92.57%	90.75%

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$876,689
Net proceeds from this offering	1,250,000
$2,126,689
Denominator:
Shares of common stock outstanding prior to this offering	58,505,000
Shares of common stock to be sold in this offering (25%)	1,250,000
59,755,000

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$876,689
Net proceeds from this offering	2,500,000
$3,376,689
Denominator:
Shares of common stock outstanding prior to this offering	58,505,000
Shares of common stock to be sold in this offering (50%)	2,500,000
61,005,000

 Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$876,689
Net proceeds from this offering	3,750,000
$4,626,689
Denominator:
Shares of common stock outstanding prior to this offering	58,505,000
Shares of common stock to be sold in this offering (75%)	3,750,000
62,255,000

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$876,689
Net proceeds from this offering	5,000,000
$5,876,689
Denominator:
Shares of common stock outstanding prior to this offering	58,505,000
Shares of common stock to be sold in this offering (100%)	5,000,000
63,505,000

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 11,512,310 shares of our common stock.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of April 19, 2019 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Su-Fen, Chang	5,000,000	5,000,000	-	0.00%
Chun-Ying, Chang	4,300,000	4,300,000	-	0.00%
GreenPro Asia Strategic SPC (1)	2,835,000	425,250	2,409,750	3.79%
GreenPro Venture Capital Limited (2)	2,165,000	324,750	1,840,250	2.90%
Hui-Chen, Lin	100,000	15,000	85,000	0.13%
Ya-Lin, Kuo	2,000,000	300,000	1,700,000	2.68%
Su-Ying, Lin	50,000	7,500	42,500	0.07%
Hui-Mei, Ho	100,000	15,000	85,000	0.13%
Vilor Berhad	610,000	91,500	518,500	0.82%
Che-Yu, Meng	20,000	3,000	17,000	0.03%
Chi-Chuan, Hsu	150,000	22,500	127,500	0.20%
Chien-Chun, Liu	250,000	37,500	212,500	0.33%
Chih-Hsin, Lee	40,000	6,000	34,000	0.05%
Chin-Shan, Chang	100,000	15,000	85,000	0.13%
Jung-Fen, Hsu	100,000	15,000	85,000	0.13%
Kai-Hsiang, Hsu	10,000	1,500	8,500	0.01%
Mei-Hui, Chang	200,000	30,000	170,000	0.27%
Tsai-Hua, Wu	25,000	3,750	21,250	0.03%
Ying-Chi, Hsieh	100,000	15,000	85,000	0.13%
Kok-Ling, Ooi	250,000	37,500	212,500	0.33%
Dezign Format Pte Ltd.	2,000,000	300,000	1,700,000	2.68%
Young-Chien, Cheng	2,000,000	300,000	1,700,000	2.68%
Chien-Yu, Lee	910,000	136,500	773,500	1.22%
Hou-I, Chang	390,000	58,500	331,500	0.52%
Chiung-Yao, Niu (3)	34,000	6,800	27,200	0.04%
Shu-Jen, Chen (4)	18,000	3,600	14,400	0.02%
Yi-Fei, Tseng	13,000	2,600	10,400	0.02%
Liu-Fu, Lee	28,000	5,600	22,400	0.04%
Su-Fen, Chang	37,000	7,400	29,600	0.05%
Yao-Lin, Chang	19,000	3,800	15,200	0.02%
Ting-Kuo, Liu	36,700	7,340	29,360	0.05%
Chin, Yeh	39,500	7,900	31,600	0.05%
Wen-Chi, Lu	32,600	6,520	26,080	0.04%
Total	23,962,800	11,512,310	12,450,490	19.59%

Notes:

(1) Greenpro Asia Strategic SPC is controlled and managed by GC Investment Management Limited.

(2) Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Lee Chong Kuang and Loke Che Chan.

(3) Chiung-Yao, Niu is the sister of Ms. Niu Yen-Yen, our Chief Executive Officer.

(4) Shu-Jen, Chen is the mother of Ms. Niu Yen-Yen, our Chief Executive Officer.

PLAN OF DISTRIBUTION

The Company has 58,505,000 shares of common stock issued and outstanding as of the date of this prospectus. Pursuant to this offering the Company is registering for resale 11,512,310 shares of our common stock held by existing shareholders at a fixed price of $1.00 per share for the duration of the offering. The Company is also registering an additional 5,000,000 shares of its common stock for sale at the fixed price of $1.00 per share for the duration of the offering.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Niu Yen-Yen will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Niu Yen-Yen is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Niu Yen-Yen will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Ms. Niu Yen-Yen is not, nor has she been within the past 12 months, a broker or dealer, and she is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Ms. Niu Yen-Yen will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Niu Yen-Yen will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 5,000,000 shares being offered on behalf of the Company itself. The proceeds from the 11,512,310 shares held by shareholders, if sold, will not go to the Company, but will go to the shareholders directly. The price per share is fixed at $1.00 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company and selling shareholders must be made at the fixed price of $1.00 for the duration of this offering. The Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company and the selling shareholders may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be approximately $36,500. At this time the Company only has plans to sell to non U.S. citizens outside of the United States.

Procedures for Subscribing (Shares offered by us, “The Company”)

If you decide to subscribe for any shares in this offering that are offered by us, “The Company”, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be either made payable to (i) “Mu Global Holding Limited”, (ii) a subsidiary of the Company, or (iii) escrow agent as agreed by the Company. Wire transfer and telegraphic transfer are also accepted. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions (Shares offered by us, “The Company”)

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

In Regards to Shares sold by the Selling Shareholders

If you decide to subscribe for any shares in this offering that are offered by the selling shareholders the selling shareholder(s) will inform you, “the purchaser”, of their preferred method of payment and the procedures they have for subscribing. Procedures may vary from shareholder to shareholder. It should be noted that we will in no way be affiliated with any private transactions in which our selling shareholders sell shares of their own common stock. Selling shareholders may or may not decide to reject subscriptions. This is at their own discretion. Selling Shareholders will be responsible for following any applicable laws or regulations in regards to the sale(s) of their own shares of common stock.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 600,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 200,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing we have 58,505,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

At this time we have no preferred stock issued and outstanding. Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, conversion rights, cumulative, relative, participating, optional, and other right, the qualification, limitations or restrictions thereof, of the Preferred shall hereinafter by prescribed by resolution of the board of directors.

Options and Warrants

None.

Convertible Notes

Between February 26, 2019 and April 15, 2019, the Company issued convertible promissory notes (collectively the "Convertible Notes") to 44 accredited investors in an aggregated principal amount of $777,125. The Convertible Notes bear no interest with a maturity date due in December 31, 2019 (with an extended maturity date on June 30, 2020 in the circumstances this Registration Statement not yet effective). The principal is payable in a lump sum at maturity. The conversion price of the notes is $1per share. The notes are convertible into shares of the Company's common stock either 1) at the option of the holders, or 2) upon the effectiveness of this Registration Statement.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

The transfer agent for our common stock is V Stock Transfer, LLC, with an address at 18, Lafayette Place, Woodmere, New York 11598 and telephone number is +1 (212)828-843.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno Esq. of 2733 East Vista Dr. Phoenix, Arizona 85032.

The financial statements included in this prospectus and the registration statement have been audited by Total Asia Associates, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The Company’s mailing address is 5F-1., No. 106, Chang’an W. Rd., Datong Dist, Taipei City, 103 Taiwan (R.O.C). This address is provided rent free by an officer of the company.

We have a physical office in Shanghai with address of A310, No. 2633, Yan’an West Road, Changning District, Shanghai City, 200050, People Republic China for which renovation was completed in October 2018 and the Company has commenced business operations from the office. This location has been rented by MU Global Health Management (Shanghai) Limited for a 12 month period from July 1, 2018 to June 30, 2019, for an initial down payment of RMB 35,000 and additional bi-monthly payments in the amount of RMB 35,000 over the course of the lease.

In addition, we also have a physical outlet in Shanghai with address of 203, No. 193 Luo Jin Hui South Road, Minhang District, Shanghai City, 201103, People Republic China which renovation completed in January 2019 and we have started to provide our services to customers in Shanghai. This location has been rented by MU Global Health Management (Shanghai) Limited for a 5 year period from October 15, 2018 to October 14, 2023, for an initial down payment of RMB72,168 and additional bi-monthly payments in the amount of RMB 33,539 over the course of the lease.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and directors of the Company, who will continue to serve as officers and directors of the Company are provided below:

Officer Biographies

NAME	AGE	POSITION
Niu Yen-Yen	44	Chief Executive Officer, President, Secretary, Treasurer, Director
Hsieh Chang-Chung	58	Chief Financial Officer

Niu Yen-Yen – Chief Executive Officer (“Principal Executive Officer”), President, Secretary, Treasurer and Director

In 2014, Ms. Niu Yen-Yen received a Master of Business Administration program from Aalto University Executive Education, Taiwan. From 1997 to 2006, Ms. Niu Yen-Yen has served as the Business Development Director at the Serax International Limited in Hong Kong, a multilevel marketing business.

Ms. Niu has served as Chief Executive Officer of Yu Qing International Co., Ltd. in Taiwan since 2006 and continues to hold this position at present. In 2006, when she first started this company, she became an agent to perfume brands such as, Calvin Klein, Clive Christian, Dior, Versace, Chanel, Hermes, Kenzo, Bvlgari, Jimmy Choo etc. In 2010, Ms. Niu has held over 500 sales events all over famous shopping malls and hotels. In 2012, she has developed a retail brand called “Idol Beauty”. It provides various beauty care, organic skin care and cosmetic products. In 2013, she set up “Day More” as the first stone spa brand in Taiwan. In the same year, she has worked with Horien Biochemical Technology Co., Ltd. to develop and apply patent beauty care products such as Antirincle and Biofresh.

In 2016, Ms. Niu opened a new business called Mu Chuan International Company Limited, a multilevel marketing business. In 2017, Ms. Niu also established a cross-border e-commerce business, https://www.magicgo99.com, in order to reach consumers globally.

Ms. Niu Yen-Yen’s experience in corporate management and business development has led the Board of Directors to reach the conclusion that she should serve as President, Chief Executive Officer and Director of the Company.

Hsieh Chang-Chung – Chief Financial Officer (“Principal Financial Officer” and “Principal Accounting Officer”)

In 1985, Mr. Hsieh Chang-Chung received a Master of Business Administration from Chung Yuan Christian University, Taiwan. From 1989 to 1992, Mr, Hsieh worked as the Special Assistant to the Chairman of Fu-I Industrial Group, a listed company in Taipei Stock Exchange. He served as the Co-Founder and Executive Vice President of Quanton Optronics Inc. from November 1992 to December 1993. Mr. Hsieh has also served as the Controller of UTC Co., Ltd from 1994 to 1995. From 1995 to 1998, Mr. Hsieh served as the Chief Staff of the CEO Office in EMI., Ltd which is a listed company in Taipei Stock Exchange. He also served as the Vice President of Far Eastern VC Investment Co., Ltd from 1997 to 2006.

From 1999 to 2008, Mr. Hsieh served as the Chief Financial Officer and Senior Vice President of Eastern Multimedia Co., Ltd of which renamed to Kbro Co., Ltd in 2006 in Taiwan. He then served as the Vice President and Chief Investment Officer of Head Office in Eastern Media International Group (EMI) from 2008 to 2016. From 2016 until now, Mr. Hsieh has served as the Senior Consultant of Eastern Media International Group (EMI) in Taiwan.

Mr. Hsieh Chang-Chung’s corporate and financial experience has led the Board of Directors to reach the conclusion that he should serve as the Chief Financial Officer of the Company.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company's Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company's independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our Directors believe that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

*The below figures are in relation to our last fiscal year end.

Summary Compensation Table:

Name and principal position (a)	Year ended July 31, (b)	Salary ($) (c)	Bonus ($) (d)	Stock Compensation ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Niu Yen-Yen,Chief Executive Officer, President, Secretary, Treasurer and Director	2018	-	-	-	-	-	-	-	$-

Hsieh Chang-Chung,Chief Financial Officer	2018	-	-	-	-	-	-	-	$-

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 19, 2019, the Company has 58,505,000 shares of common stock issued and outstanding, which number of issued and outstanding shares of common stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Niu Yen-Yen, Chief Executive Officer (“Principal Executive Officer”), President, Secretary, Treasurer and Director	23,542,200	40.24%	40.24%
Server Int'l Co., Ltd[1]	9,500,000	16.24%	16.24%
Hsieh Chang-Chung, Chief Financial Officer (“Principal Financial Officer” and “Principal Accounting Officer”)	200,000	0.34%	0.34%
All of executive officers and director as a group	23,742,200	56.82%	56.82%

5% or greater shareholders (excluding officers/directors)
Su-Fen, Chang	5,000,000	8.55%	8.55%
Chun-Ying, Chang	4,300,000	7.35%	7.35%

1 Server Int'l Co., Ltd is owned and controlled entirely by our Chief Executive Officer, Ms. Niu Yen-Yen.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 4, 2018, Ms. Niu Yen-Yen was appointed Chief Executive Officer, President, Secretary, Treasurer and sole member of our Board of Directors.

On June 4, 2018, our Chief Executive Officer, Ms. Niu Yen-Yen purchased 100,000 shares of restricted common stock of the Company at par value of $0.0001 per share. The monies from this transaction, which totaled $10, went to the Company to be used as initial working capital.

On June 5, 2018, Mr. Hsieh Chang-Chung was appointed Chief Financial Officer.

On June 29, 2018, we, “the Company” acquired Mu Worldwide Group Limited (herein referred as the “Seychelles Company”), a company incorporated in the Republic of Seychelles. Mu Worldwide Group Limited, the Seychelles Company, operates through its subsidiary Mu Global Holding Limited (herein referred as the “Hong Kong Company”), a company incorporated in Hong Kong.

Mu Global Holding Limited, the Hong Kong Company, operates through its wholly owned subsidiary, Mu Global Health Management (Shanghai) Limited, (herein referred as the "Shanghai Company"), a company incorporated in Shanghai, People Republic China.

On July 6, 2018, Ms. Niu Yen-Yen and Server Int’l Co., Ltd. purchased 25,000,000 and 11,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totaled $3,600, went to the Company to be used as initial working capital. Server Int’l Co., Ltd. is controlled entirely by Ms. Niu Yen-Yen.

On July 7, 2018, Chang Chun-Ying and Chang Su-Fen purchased 4,300,000 and 5,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totaled $930, went to the Company to be used as initial working capital.

On July 9, 2018, GreenPro Asia Strategic SPC and GreenPro Venture Capital Limited, purchased 2,835,000 and 2,165,000 restricted shares of common stock of the Company, respectively, at par value of $0.0001 per share. The monies from these transactions, which totaled $500, went to the Company to be used as initial working capital.

Greenpro Asia Strategic SPC is controlled and managed by GC Investment Management Limited.

Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Lee Chong Kuang and Loke Che Chan.

During the year ended July 31, 2018 the Company paid $8,000 to Greenpro Financial Consulting Limited for professional services.

On July 10, 2018 Server Int'l Co., Ltd., which is owned and controlled by our CEO, Ms. Niu Yen-Yen, sold 200,000 shares of restricted common stock  at par value of $0.0001 per share to our Chief Financial Officer, Hsieh Chang-Chung.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last fiscal year.

For the Period Ended July 31, 2018
Audit fees	$9,000
Audit related fees	-
Tax fees	-
All other fees	-
Total	$9,000

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

FINANCIAL STATEMENTS AND EXHIBITS

INDEX TO FINANCIAL STATEMENTS

Page
Financial Statements

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Balance Sheets	F-3

Condensed Consolidated Statement of Operations and Comprehensive Income	F-4

Condensed Consolidated Statement of Changes in Shareholders’ Equity	F-5

Condensed Consolidated Statement of Cash Flows	F-6

Notes to the Condensed Consolidated Financial Statements	F-7 - F-13

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128) A Firm registered with US PCAOB and Malaysian MIA C-3-1, Megan Avenue 1, 189 Off Jalan Tun Razak, 50400 Kuala Lumpur. Tel: (603) 2733 9989

To the Shareholders and Board of Directors of MU GLOBAL HOLDING LIMITED

4/F, No. 30, Nanjing West Road,

Datong District,

Taipei City, 103 Taiwan (R.O.C.).

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mu Global Holding Limited (the ‘Company’) as of July 31, 2018 and the related consolidated statements of income, stockholders’ equity, and cash flows for the year ended of July 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of July 31, 2018, and the results of its operations and its cash flows for the year ended July 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, for the year ended July 31, 2018 the Company incurred a net loss and has yet to generate revenue. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT

We have served as the Company's auditor since 2018.

Kuala Lumpur, Malaysia

December 13, 2018

- F2 -

MU GLOBAL HOLDING LIMITED

CONSOLIDATED BALANCE SHEETS

As of July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

As of July 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	106,417
Prepayment and deposit	7,954
Subscription receivables	800,000
Total Current Assets	914,371

TOTAL ASSETS	$914,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	9,000
Due to related parties	28,682
Total Current Liabilities	37,682

TOTAL LIABILITIES	$37,682

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 58,505,000 shares issued and outstanding as of July 31, 2018	5,851
Additional paid in capital	900,554
Accumulated losses	(29,716)
TOTAL SHAREHOLDERS’ EQUITY	$876,689

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$914,371

See accompanying notes to condensed consolidated financial statements.

- F3 -

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the period ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the period ended July 31, 2018

REVENUE	$-

COST OF REVENUE	$-

GROSS PROFIT	$-

OTHER INCOME	$50

GENERAL AND ADMINISTRATIVE EXPENSES	$(29,766)

LOSS BEFORE INCOME TAX	$(29,716)

INCOME TAX PROVISION	$-

NET LOSS	$(29,716)

Net loss per share, basic and diluted:	$(0.0013)

Weighted average number of common shares outstanding – Basic and diluted	23,553,017

See accompanying notes to condensed consolidated financial statements.

- F4 -

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”))

(Audited)

	COMMON SHARES		ADDITIONAL PAID-IN CAPITAL	ACCUMULATED OTHER COMPREHENSIVE INCOME	ACCUMULATED DEFICIT	TOTAL EQUITY
	Number of Shares	Amount
Issuance of founder common share on June 4, 2018	100,000	$10	$-	$-	$-	$10
Issuance of founder common share on July 6, 2018	36,000,000	3,600	-	-	-	3,600
Issuance of additional founder common share on July 7, 2018	9,300,000	930	-	-	-	930
Issuance of additional founder common share on July 9, 2018	7,100,000	710	-	-	-	710
Issuance of additional founder common share on July 10, 2018	50,000	5	-	-	-	5
Issuance of private placement common share on July 11, 2018 at $0.03 per share	710,000	71	21,229	-	-	21,300
Issuance of additional private placement common share on July 25, 2018 at $0.03 per share	995,000	100	29,750	-	-	29,850
Issuance of additional private placement common share on July 26, 2018 at $0.20 per share	250,000	25	49,975	-	-	50,000
Issuance of additional private placement common share on July 31, 2018 at $0.20 per share	4,000,000	400	799,600	-	-	800,000
Net loss for the year	-	$-	$-	$-	$(29,716)	$(29,716)
Balance as of July 31, 2018	58,505,000	$5,851	$900,554	$-	$(29,716)	$876,689

See accompanying notes to condensed consolidated financial statements.

- F5 -

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

For the period ended July 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,716)
Changes in operating assets and liabilities:
Prepayment & deposits	(7,954)
Due to related parties	28,682
Other payable and liabilities	9,000
Net cash provided by operating activities	12

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	906,405
Subscription receivables	(800,000)
Net cash provided by financing activities	106,405

Net increase in cash and cash equivalents	$106,417
Cash and cash equivalents, upon inception	$-
CASH AND CASH EQUIVALENTS, END OF YEAR	$106,417

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to condensed consolidated financial statements.

- F6 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

MU Global Holding Limited is organized as a Nevada limited liability company, incorporated on June 4, 2018. For purposes of consolidated financial statement presentation, MU Global Holding Limited and its subsidiary are herein referred to as “the Company” or “we”. The Company business of which planned principal operations are to provide wellness and beauty services to customers via Company owned outlets, franchised outlets or distribution of our product to third party wellness and beauty salon.

On June 29, 2018, the Company acquired 100% interest in MU Worldwide Group Limited, a private limited liability company incorporated in Seychelles and its subsidiary MU Global Holding Limited, a private limited liability company incorporated in Hong Kong, S.A.R.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended July 31, 2018, the Company incurred a net loss of $29,716 and has yet to generate revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Details of the Company’s subsidiary:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities
1.	MU Worldwide Group Limited	Seychelles, June 7, 2018	100 shares of ordinary share of US$1 each	Investment holding
2.	MU Global Holding Limited	Hong Kong, S.A.R January 30, 2018	1 ordinary share of HKD$1 each	Investment holding

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be July 31.

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

- F7 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonable assured.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue. The Company derives its revenue from provision of wellness and beauty services to customers via Company owned outlets, franchised outlets or distribution of our product to third party wellness and beauty salon.

Cost of revenue

Cost of revenue includes the cost of services and product incurred to provide wellness and beauty services and purchase of products.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in China and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended July 31, 2018, the Company incurred a net loss of $29,716 and has yet to generate revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

- F8 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260 “Earnings per share”. Basic loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income.

The reporting currency of the Company and its subsidiary is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment and deposits, subscription receivables, due to related parties approximate their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;
Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and
Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

- F9 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3.	COMMON SHARES

On June 4, 2018, our Chief Executive Officer, Ms. Niu Yen-Yen purchased 100,000 shares of restricted common stock of the Company at par value of $0.0001 per share. The monies from this transaction, which totalled $10, went to the Company to be used as initial working capital.

On July 6, 2018, Ms. Niu Yen-Yen and Server Int’l Co., Ltd. purchased 25,000,000 and 11,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $3,600, went to the Company to be used as initial working capital. Server Int’l Co., Ltd. is controlled entirely by Ms. Niu Yen-Yen.

On July 7, 2018, Chang Chun-Ying and Chang Su-Fen purchased 4,300,000 and 5,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $930, went to the Company to be used as initial working capital.

On July 9, 2018, GreenPro Asia Strategic SPC and GreenPro Venture Capital Limited, purchased 2,835,000 and 2,165,000 restricted shares of common stock of the Company, respectively, at par value of $0.0001 per share. The monies from these transactions, which totalled $500, went to the Company to be used as initial working capital.

From July 9, 2018 to July 10, 2018 the Company sold a total of 2,150,000 shares of restricted common stock to three non-US residents. Shares were sold at par value, $0.0001 per share. Total proceeds from these shares totalled $215 and went to the Company to be used as initial working capital.

On July 11, 2018 the Company sold a total of 710,000 shares of restricted common stock to two non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $21,300 and went to the Company to be used as initial working capital.

On July 25, 2018 the Company sold a total of 995,000 shares of restricted common stock to ten non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $29,850 and went to the Company to be used as initial working capital.

On July 26, 2018 the Company sold 250,000 shares of restricted common stock to one non-US resident at a price of $0.20 per share. Total proceeds from these sales of shares totalled $50,000 and went to the Company to be used as initial working capital.

On July 31, 2018 Dezign Format Pte Ltd and Cheng Young-Chien each purchased 2,000,000 restricted shares of common stock of the Company, at $0.20 per share, for total consideration of $800,000. Proceeds went to the Company to be used as initial working capital.

As of July 31, 2018, MU Global Holding Limited has an issued and outstanding common share of 58,505,000.

On July 10, 2018, Server Int’l Co., Ltd, a Company solely controlled and owned by the CEO has transferred 1,500,000 shares of common stock to 8 non-US residents.

From August 1, 2018 to December 13, 2018, Ms. Niu Yen-Yen, the CEO of the Company has transferred 1,557,800 shares of common stock to 11 non-US residents.

 - F10 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

4.	OTHER PAYABLES AND ACCRUED LIABILITIES

As of July 31, 2018

Accrued audit fee	$9,000

Total other payable and accrued liabilities	$9,000

5.	DUE TO RELATED PARTIES

As at July 31, 2018 the Company has following outstanding payable to related parties:

For the year ended July 31, 2018

Wu, Chun-Teh[1]	$20,682
Niu, Yen-Yen[2]	8,000

Total due to related party	$28,682

1Wu, Chun-Teh, is a shareholder of the Company, at the same time providing consultation services to the Company and has paid consultation fee, rental deposits and rental expenses to the other party on behalf of the Company. Of which involved a payment of consultation fee and reimbursement of $4,218 on behalf of the Company to Chih-Hsiang, Chen a shareholder of the Company.

2Niu, Yen-Yen, is the Chief Executive Officer (“Principal Executive Officer”), President, Secretary, Treasurer and Director of the Company, and has paid professional fee to GreenPro Financial Consulting Limited, a subsidiary of Greenpro Capital Corp., through its subsidiary Greenpro Venture Capital Limited owns approximately 3.7% of the Company issued and outstanding shares as of July 31, 2018.

Amount due to related parties represents expenses paid to or by the related shareholder or director to third parties on behalf of the Company, are non-interest bearing, and are due on demand.

6.	PREPAYMENT AND DEPOSITS

As of July 31, 2018, the Company has a rental prepayment and rental deposits amounted to $2,651 and $5,303 respectively in related to the shop in Shanghai, P.R.C.

7.	SUBSCRIPTION RECEIVABLE

As of July 31, 2018, the Company issued 4,000,000 shares of common stock at $0.2 per share. The cash proceed of 4,000,000 issued shares which amounts to $800,000 has not yet received and therefore the unreceived proceed of $800,000 was treated as subscription receivable.

8.	INCOME TAXES

For the year ended July 31, 2018, the local (United States) and foreign components of loss before income taxes were comprised of the following:

For the period ended July 31, 2018

Tax jurisdictions from:
Local	$(17,000)
Foreign, representing
Seychelles	(12,716)
Hong Kong	-
Loss before income tax	$(29,716)

- F11 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.	INCOME TAXES

The provision for income taxes consisted of the following:

For the period ended July 31, 2018
Current:
Local	$-
Foreign	-
Deferred:
Local	-
Foreign	-

Income tax expense	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States, Seychelles and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of July 31, 2018, the operations in the United States of America incurred $17,000 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2038, if unutilized. The Company has provided for a full valuation allowance of $3,570 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, MU Worldwide Group Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong Special Administrative Region (S.A.R)

MU Global Holding Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income.

 - F12 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the year ended July 31, 2018

(Currency expressed in United States Dollars (“US$”), except for number of shares)

10.	CONCENTRATIONS OF RISK

(a)	Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RMB converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11.	COMMITMENTS AND CONTINGENCIES

On June 27, 2018, the manager of the Company has made payment as instructed and on behalf of the Company to enter into rental agreement to rent the shop in Shanghai for a period of 12 months commencing July 1, 2018 amounted to $2,651 per month and payment to be conducted in advance on bi monthly basis. For the year ended, the Company has a commitments and contingencies to be summarized as following:

As of July 31, 2018

Rental Expenses for September 1, 2018 to June 30, 2019	$26,510

$26,510

12.	RELATED PARTY TRANSACTIONS

For the year ended July 31, 2018

Professional fee paid:
- Related party A	$8,000

Consultation fee paid:
- Related party B	$4,105
- Related party C	$3,372

Total due to related party	$15,477

Related party A is the fellow subsidiaries of a corporate shareholder of the Company. Related party B and C are the shareholders of the Company.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

As at July 31, 2018 the Company has following outstanding payable to related parties:

For the year ended July 31, 2018

Wu, Chun-Teh[1]	$20,682
Niu, Yen-Yen[2]	8,000

Total due to related party	$28,682

1Wu, Chun-Teh, is a shareholder of the Company, at the same time providing consultation services to the Company and has paid consultation fee, rental deposits and rental expenses to the other party on behalf of the Company. Of which involved a payment of consultation fee and reimbursement of $4,218 on behalf of the Company to Chih-Hsiang, Chen a shareholder of the Company.

2Niu, Yen-Yen, is the Chief Executive Officer (“Principal Executive Officer”), President, Secretary, Treasurer and Director of the Company, and has paid professional fee to GreenPro Financial Consulting Limited, a subsidiary of Greenpro Capital Corp., through its subsidiary Greenpro Venture Capital Limited owns approximately 3.7% of the Company issued and outstanding shares as of July 31, 2018.

Amount due to related parties represents expenses paid to or by the related shareholder or director to third parties on behalf of the Company, are non-interest bearing, and are due on demand.

13.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after July 31, 2018 up through the date December 13, 2018 was the Company presented these audited consolidated financial statements.

On August 1, 2018, the Company received subscription receivables of $400,000 from Dezign Format Pte Ltd. On August 6, 2018, the Company received subscription receivables of $400,000 from Cheng Young-Chien. Both of the subscription receivables collected totaled $800,000 and were fully received by the Company.

On August 16, 2018, the Hong Kong Company incorporated MU Global Health Management (Shanghai) Limited, a wholly owned subsidiary of which incorporated in Shanghai, Republic of China.

As of December 13, 2018, Ms. Niu Yen-Yen, the sole director and CEO of the Company has transferred 1,557,800 shares of common stock to 11 non-US residents.

- F13 -

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements

Condensed Consolidated Balance Sheet as of January 31, 2019 (unaudited) and July 31,2018 (Audited)	F-15

Condensed Consolidated Statement of Operation for the six months and three months ended January 31, 2019 (Unaudited)	F-16

Condensed Consolidated Statement of Cash Flows for the six months ended January 31, 2019 (Unaudited)	F-17

Notes to the Consolidated Financial Statements	F-18 to F-25

- F14 -

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

As of January 31, 2019 (Unaudited) and July 31, 2018 (Audited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of January 31, 2019 (Unaudited)	As of July 31, 2018 (Audited)
ASSETS
CURRENT ASSETS
Other receivables	4,727	-
Subscription receivables	-	800,000
Cash and cash equivalents	341,018	106,417
Prepayment and deposit	101,054	7,954
Total Current Assets	446,799	914,371

NON-CURRENT ASSETS
Property, plant and equipment, net	303,653	-
	303,653	914,371

TOTAL ASSETS	$750,452	$914,371

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	27,413	9,000
Due to related parties	128,045	28,682
Total Current Liabilities	155,458	37,682

TOTAL LIABILITIES	$155,458	$37,682

SHAREHOLDERS’ EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 58,505,000 shares issued and outstanding as of January 31, 2019 and July 31, 2018	5,851	5,851
Additional paid in capital	900,554	900,554
Accumulated other comprehensive income	21,520	-
Accumulated losses	(332,931)	(29,716)
TOTAL SHAREHOLDERS’ EQUITY	$594,994	$876,689

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$750,452	$914,371

See accompanying notes to condensed consolidated financial statements

- F15 -

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF OPERATION AND COMPREHENSIVE INCOME

For the six months and three months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Six months ended January 31, 2019	Three months ended January 31, 2019

REVENUE	$3,631	$3,631

COST OF REVENUE	$(1,087)	$(1,087)

GROSS PROFIT	$2,544	$2,544

OTHER INCOME	$25	$3

SELLING AND MARKETING EXPENSES	(18,227)	(18,227)

GENERAL AND ADMINISTRATIVE EXPENSES	$(287,557)	$(228,736)

LOSS BEFORE INCOME TAX	$(303,215)	$(244,416)

INCOME TAX PROVISION	$-	$-

NET LOSS	$(303,215)	$(244,416)

OTHER COMPREHENSIVE LOSS
- -Foreign currency translation adjustment	$21,520	$23,926

COMPREHENSIVE LOSS	$(281,695)	$(220,490)

Per share, basic and diluted:	$(0.0048)	$(0.0038)

Weighted average number of common shares outstanding – Basic and diluted	58,505,000	58,505,000

See accompanying notes to con densed consolidated financial statements.

- F16 -

MU GLOBAL HOLDING LIMITED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Six months ended January 31, 2019 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(303,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	20,787
Changes in operating assets and liabilities:
Other receivable	(4,727)
Prepayment and deposit	(93,100)
Other payables and accrued liabilities	18,413
Due to related parties	99,363
Net cash used in operating activities	(262,479)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(325,061)
Net cash used in investing activities	(325,061)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of share capital	-
Subscription Receivables	800,000
Net cash provided by financing activities	800,000

Effect of exchange rate changes on cash and cash equivalent	22,141

Net increase in cash and cash equivalents	234,601
Cash and cash equivalents, beginning of period	106,417
CASH AND CASH EQUIVALENTS, END OF PERIOD	$341,018
SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$-
Interest paid	$-

See accompanying notes to condensed consolidated financial statements.

- F17 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

for the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1.	DESCRIPTION OF BUSINESS AND ORGANIZATION

MU Global Holding Limited is organized as a Nevada limited liability company, incorporated on June 4, 2018. For purposes of consolidated financial statement presentation, MU Global Holding Limited and its subsidiary are herein referred to as “the Company” or “we”. The Company business of which planned principal operations are to provide wellness and beauty services to customers via Company owned outlets, franchised outlets or distribution of our product to third party wellness and beauty salon.

On June 29, 2018, the Company acquired 100% interest in MU Worldwide Group Limited, a private limited liability company incorporated in Seychelles and its subsidiary MU Global Holding Limited, a private limited liability company incorporated in Hong Kong. On August 16, 2018, the Hong Kong Company incorporated MU Global Health Management (Shanghai) Limited, a wholly owned subsidiary of which incorporated in Shanghai, People Republic of China.

Details of the Company’s subsidiary:

	Company name	Place and date of incorporation	Particulars of issued capital	Principal activities
1.	MU Worldwide Group Limited	Seychelles, June 7, 2018	100 shares of ordinary share of US$1 each	Investment holding
2.	MU Global Holding Limited	Hong Kong, January 30, 2018	1 ordinary share of HKD$1 each	Investment holding
3.	MU Global Health Management (Shanghai) Limited	Shanghai, August 16, 2018	RMB 5,000,000	Providing SPA and Wellness service in Shanghai, China

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying condensed consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

The Company has adopted its fiscal year-end to be July 31.

Basis of consolidation

The condensed consolidated financial statements include the accounts of the Company and its subsidiary. All inter-company accounts and transactions have been eliminated upon consolidation.

Use of estimates

Management uses estimates and assumptions in preparing these consolidated financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheet, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

- F18 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Revenue recognition

In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition”, the Company recognizes revenue from sales of goods when the following four revenue criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) selling price is fixed or determinable; and (4) collectability is reasonable assured.

Revenue is measured at the fair value of the consideration received or receivable, net of discounts and taxes applicable to the revenue. The Company derives its revenue from provision of wellness and beauty services to customers via Company owned outlets, franchised outlets or distribution of our product to third party wellness and beauty salon.

Cost of revenue

Cost of revenue includes the cost of services and product incurred to provide wellness and beauty services and purchase of products.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Property, Plant and equipment

Property, Plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational:

Categories	Estimated useful life
Leasehold improvement	11 months to 60 months (over remaining lease term)
Computer hardware and software	3 years
Office equipment	3 years

Expenditures for maintenance and repairs are expensed as incurred. The gain or loss on the disposal of plant and equipment is the difference between the net sales proceeds and the carrying amount of the relevant assets and is recognized in the statement of operations.

- F19 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

The Company conducts major businesses in China and is subject to tax in this jurisdiction. As a result of its business activities, the Company will file tax returns that are subject to examination by the foreign tax authority.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the Condensed Consolidated Statements of Operations and Comprehensive Income.

The reporting currency of the Company and its subsidiary is United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of shareholders’ equity.

- F20 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Foreign currencies translation (cont’d)

Translation of amounts from RMB and HK$ into US$1 has been made at the following exchange rates for the respective periods:

	As of and for the year ended January 31, 2019	As of and for the year ended July 31, 2018

Year-end RMB : US$1 exchange rate	6.975	6.600
Average RMB : US$1 exchange rate	6.900	6.600
Year-end HK$ : US$1 exchange rate	7.850	7.850
Average HK$ : US$1 exchange rate	7.834	7.850

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company's financial instruments: cash and cash equivalents, prepayment and deposits, subscription receivables, due to related parties approximate their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” ("ASC 820-10"), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions.  On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) - Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance.  The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

- F21 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

3.	PROPERTY , PLANT AND EQUIPMENT

Property , plant and equipment as of January 31, 2019 are summarized below:

As of January 31, 2019 (Unaudited)

Leasehold improvement	152,985
Computer hardware and software	132,775
Office equipment	6,308
[1]Outlet Design Fee and Equipment	11,649
[2]App Development Fee	21,344
Total	325,061
Accumulated depreciation	$(20,787)
Foreign currency translation adjustment	(621)
Property , plant and equipment, net	$303,653

1Outlet design fee is fee incurred for the outlet design concept to be follow by all the outlets or shops under the Company so to be a signage outlets of the company. As of January 31, 2019, the outlet design has not yet completed, therefore no depreciation has been provided.

2App development fee is fee incurred for the design and development of the mobile App for the Company. As of January 31, 2019, the app development has not yet completed, therefore no depreciation has been provided.

Depreciation expense is arise from leasehold improvement, computer hardware and software and office equipment was $20,787 and $0 from August 1, 2018 to January 31, 2019 and from June 4, 2018 (date of inception) to July 31, 2018 respectively

4.	SUBSCRIPTION RECEIVABLE

The Company has issued 4,000,000 shares of restricted common stock at a price of $0.20 per share to shareholders who, as of July 31, 2018, has not yet paid up the full subscription amount of $400,000 to the Company. As of January 31, 2019, the Company has received all subscription receivable.

5. PREPAYMENT AND DEPOSIT

	As of January 31, 2019 (Unaudited)	As of July 31, 2018 (Audited)

Deposit	$88,433	$5,303
Rental Prepayment	12,621	2,651
Total prepayment and deposit	$101,054	$7,954

As of January 31, 2019, the balance of deposit $88,433 represented rental deposit and down payment for purchase of beauty and wellness products and equipment.

6.       COMMON SHARES

On June 4, 2018, the founder and sponsor of the Company, Ms. Niu Yen Yen subscribed 100,000 restricted common shares of the Company at a par value of $0.0001 per share for the Company’s initial working capital.

On July 6, 2018, Ms. Niu Yen Yen and Server Int’l Co., Ltd. further subscribed 25,000,000 and 11,000,000 restricted common shares of the Company at a par value of $0.0001 per share respectively. Server Int’l Co., Ltd. is

Between July 7 and July 10, 2018, the others founder of the Company, subscribed 16,450,000 restricted common shares of the Company at a par value of $0.0001 per share.

Between July 11 and July 25, 2018, the Company has issued 1,705,000 restricted common shares of the Company at $0.03 per share, for a total consideration of $51,150.

Between July 26 and July 31, 2018, the Company has issued 4,250,000 restricted common shares of the Company at $0.20 per share, for a total consideration of $850,000.

As of January 31, 2019, the Company has an issued and outstanding common shares of 58,505,000.

- F22 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

7.       OTHER PAYABLES AND ACCRUED LIABILITIES

	As of January 31, 2019 (Unaudited)	As of July 31, 2018 (Audited)

Accrued audit fee	$5,000	$9,000
Other payable	22,413	-
Total other payable and accrued liabilities	$27,413	$9,000

As of January 31, 2019, the balance of other payable $27,413 represented an outstanding payable include outstanding payable for outlet shop renovation expenses.

8.	DUE TO RELATED PARTIES

	As of January 31, 2019 (Unaudited)	As of July 31, 2018 (Audited)

Wu, Chun-Teh[1]	$80,017	$20,682
Niu, Yen-Yen[2]	8,028	8,000
Greenpro Financial Consulting Limited[3]	40,000	-
	$128,045	$28,682

As of January 31, 2019, the balance $128,045 represented an outstanding payable to 3 related parties.

Wu, Chun-Teh1is a shareholder of the Company, at the same time providing consultation services to the Company and also staff of the company have paid company operation expenses such as renovation cost, rental and staff salaries on behalf of Company.

Niu, Yen-Yen2 are Chief Executive Officer (“Principal Executive Officer”), President, Secretary, Treasurer and Director of the Company, and has paid the Company’s professional fee on behalf of the Company .

GreenPro Financial Consulting Limited 3, a subsidiary of Greenpro Capital Corp., through its subsidiary Greenpro Venture Capital Limited owns approximately 3.7% of the Company issued and outstanding shares as of January 31, 2019 and those expenses are for professional fee.

The amounts due to related parties are unsecured, interest-free with no fixed repayment term, for working capital purpose.

9.	INCOME TAXES

For the period ended January 31, 2019, the local (United States) and foreign components of income/(loss) before income taxes were comprised of the following:

	Six months ended January 31, 2019 (Unaudited)	For the period ended July 31, 2018 (Audited)

Tax jurisdictions from:
Local	$(107,377)	$(17,000)
Foreign, representing
- Seychelles	-	-
- Hong Kong	$(38,753)	$(12,716)
- Shanghai	$(157,085)	-
Loss before income tax	$(303,215)	$(29,716)

- F23 -

MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

9.       INCOME TAXES (cont’d)

The provision for income taxes consisted of the following:

	For the period ended January 31, 2019	For the year ended July 31, 2018
Current:
- Local	$-	$-
- Foreign	-	-
Deferred:
- Local	-	-
- Foreign	-	-

Income tax expense	$-	$-

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States Seychelles, Hong Kong and Shanghai, PRC that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of January 31, 2019, the operations in the United States of America incurred $107,377 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2038, if unutilized. The Company has provided for a full valuation allowance of $22,549 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

Seychelles

Under the current laws of the Seychelles, MU Worldwide Group Limited is registered as an international business company which governs by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

MU Global Holding Limited is subject to Hong Kong Profits Tax, which is charged at the statutory income tax rate of 16.5% on its assessable income.

Shanghai

MU Global Health Management (Shanghai) Limited are operating in the People’s Republic of China (PRC) subject to the Corporate Income Tax governed by the Income Tax Law of the PRC with a unified statutory income tax rate of 25%.

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MU GLOBAL HOLDING LIMITED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

For the six months ended January 31, 2019 (Unaudited)

(Currency expressed in United States Dollars (“US$”), except for number of shares)

10.	CONCENTRATIONS OF RISK

Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of RMB converted into US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11.	COMMITMENTS AND CONTINGENCIES

On October 10, 2018, the Company has to enter into rental agreement to rent the outlet in Shanghai for a period of 5 years commencing October 15, 2018 amounted to $4,860 per month and payment to be conducted in advance on bi monthly basis.

As of January 31, 2019, the Company has the aggregate minimal rent payments due in the next 5 years as follows:

Year ending July, 31
2019	$41,395
2020	$57,702
2021	$57,702
2022	$57,702
2023	$57,702

On December 19, 2018, the company entered into a contract with supplier for the development of Mobile App which have not been completed during the six month ended January 31, 2019 with a capital commitment as follows:

As of January 31, 2019 (Unaudited)

Commitment for acquisition of Mobile App development	21,642

12.	RELATED PARTY TRANSACTIONS

For the period ended January 31, 2019 the Company has following outstanding payable to related party:

	For the period ended January 31, 2019 (Unaudited)	For the period ended July 31, 2018 (Audited)
Professional fee paid:
- Related party A	$100,000	$8,000

Consultation fee paid:
- Related party B	$26,100	$4,105
- Related party C	$26,100	$3,372

Total	$152,200	$15,477

Related party A is the fellow subsidiaries of a corporate shareholder of the Company. Related party B and C are the shareholders of the Company.

During the six months period ended January 31, 2019, the Company incurred professional fees of $100,000 due to related party A. At January 31, 2019, $40,000 was due to related party A. Related party B and C are the employees of the Company and have provided consultancy service for business operation.

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business

13.	SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after January 31, 2019 up through the date April 15, 2019 was the Company presented these audited consolidated financial statements.

Between February 26, 2019 and April 15, 2019, the Company received a total amount of $777,125 of convertible promissory notes from 44 accredited investors who reside in Taiwan with conversion price of the convertible notes at $1 per share. The Convertible Notes bear no interest with a maturity date on December 31, 2019 (with an extended maturity date on June 30, 2020 in the circumstances this Registration Statement not yet effective).

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  PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

Title	Fee Amount
SEC Registration Fee	$2,001
Auditor Fees and Expenses	$9,000
Consulting Fees and Related Expenses	$23,500
Transfer Agent Fees	$2,000
TOTAL	$36,501

(1) All amounts are estimates, other than the SEC’s registration fee.

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Under our Bylaws of the corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that she/he, or a person of whom she/he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that she/he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 4, 2018, our Chief Executive Officer, Ms. Niu Yen-Yen purchased 100,000 shares of restricted common stock of the Company at par value of $0.0001 per share. The monies from this transaction, which totalled $10, went to the Company to be used as initial working capital.

On July 6, 2018, Ms. Niu Yen-Yen and Server Int’l Co., Ltd. purchased 25,000,000 and 11,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $3,600, went to the Company to be used as initial working capital. Server Int’l Co., Ltd. is controlled entirely by Ms. Niu Yen-Yen.

On July 7, 2018, Chang Chun-Ying and Chang Su-Fen purchased 4,300,000 and 5,000,000 restricted shares of common stock, respectively, of the Company, at par value of $0.0001 per share. The monies from these transactions, which totalled $930, went to the Company to be used as initial working capital.

On July 9, 2018, GreenPro Asia Strategic SPC and GreenPro Venture Capital Limited, purchased 2,835,000 and 2,165,000 restricted shares of common stock of the Company, respectively, at par value of $0.0001 per share. The monies from these transactions, which totalled $500, went to the Company to be used as initial working capital.

From July 9, 2018 to July 10, 2018 the Company sold a total of 2,150,000 shares of restricted common stock to three non-US residents. Shares were sold at par value, $0.0001 per share. Total proceeds from these shares totalled $215 and went to the Company to be used as initial working capital.

On July 11, 2018 the Company sold a total of 710,000 shares of restricted common stock to two non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $21,300 and went to the Company to be used as initial working capital.

On July 25, 2018 the Company sold a total of 995,000 shares of restricted common stock to ten non-US residents at a price of $0.03 per share. Total proceeds from these sales of shares totalled $29,850 and went to the Company to be used as initial working capital.

On July 26, 2018 the Company sold 250,000 shares of restricted common stock to one non-US resident at a price of $0.20 per share. Total proceeds from these sales of shares totalled $50,000 and went to the Company to be used as initial working capital.

On July 31, 2018 Dezign Format Pte Ltd and Cheng Young-Chien each purchased 2,000,000 restricted shares of common stock of the Company, at $0.20 per share, for total consideration of $800,000. Proceeds went to the Company to be used as initial working capital.

In regards to all of the above transactions we claim an exemption from registration afforded by Section 4a(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

EXHIBITS TO THE REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on June 4, 2018 (1)
3.2	By-laws (1)
5.1	Legal Opinion Letter (1)
23.1	Consent of Independent Accounting Firm “Total Asia Associates” (1)
99.1	Sample Subscription Agreement (1)
99.2	Sample of Convertible Promissory Note (1)

____________________

(1)	Filed herewith.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of Shanghai, (P.R.C). April 19, 2019.

Mu Global Holding Limited

By: /s/ Niu Yen-Yen
Name: Niu Yen-Yen
Title: CEO, President, Secretary, Treasurer, Director Date: April 19, 2019

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Niu Yen-Yen  Signature: /s/ Niu Yen-Yen  Title: Chief Executive Officer, President, Secretary, Treasurer, Director (Principal Executive Officer)

Date: April 19, 2019

Name: Mr. Hsieh Chang-Chung  Signature: /s/ Mr. Hsieh Chang-Chung  Title: Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)

Date: April 19, 2019